                                                                   EXHIBIT 11.1A

                        CHAMPION HEALTHCARE CORPORATION
               EXHIBIT 11.1A -- COMPUTATION OF EARNINGS PER SHARE

                                                                                   YEAR ENDED DECEMBER 31,
                                                                              ----------------------------------
                                                                                 1993        1994        1995
                                                                              ----------  ----------  ----------
                                                                                    (DOLLARS IN THOUSANDS,
                                                                                    EXCEPT PER SHARE DATA)
PRIMARY:
Weighted average common shares outstanding..................................       1,122       1,457       4,255
Net effect of dilutive stock options and warrants -- based on the treasury
 stock method using average market price (1)................................      --          --          --
                                                                              ----------  ----------  ----------
Total primary shares........................................................       1,122       1,457       4,255
                                                                              ----------  ----------  ----------
                                                                              ----------  ----------  ----------
Net income (loss)...........................................................  $  (12,153) $    2,243  $    2,314
Preferred stock dividend requirement........................................      (1,589)     (4,490)    (11,060)
Accretion of preferred stock issuance cost..................................         (63)       (220)       (271)
                                                                              ----------  ----------  ----------
Loss applicable to common stock.............................................  $  (13,805) $   (2,467) $   (9,017)
                                                                              ----------  ----------  ----------
                                                                              ----------  ----------  ----------
Loss before extraordinary items.............................................  $   (11.21) $    (1.69) $    (1.86)
Extraordinary items.........................................................       (1.10)     --           (0.26)
                                                                              ----------  ----------  ----------
  Loss per share............................................................  $   (12.31) $    (1.69) $    (2.12)
                                                                              ----------  ----------  ----------
                                                                              ----------  ----------  ----------
FULLY DILUTED:
Weighted average common shares outstanding..................................       1,122       1,457       4,255
Net effect of dilutive stock options and warrants -- based on the treasury stock method using the year-end market price, if higher than average market
 price......................................................................         456         778         729
Assumed conversion of preferred stock (2)...................................       4,335       8,317      10,006
                                                                              ----------  ----------  ----------
Total fully diluted shares..................................................       5,913      10,552      14,990
                                                                              ----------  ----------  ----------
                                                                              ----------  ----------  ----------
Net income (loss)...........................................................  $  (12,153) $    2,243  $    2,314
                                                                              ----------  ----------  ----------
                                                                              ----------  ----------  ----------
Income (loss) before extraordinary items....................................  $    (1.85) $     0.21  $     0.23
Extraordinary items.........................................................       (0.21)     --           (0.08)
                                                                              ----------  ----------  ----------
  Income (loss) per share...................................................  $    (2.06) $     0.21  $     0.15
                                                                              ----------  ----------  ----------
                                                                              ----------  ----------  ----------

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(1)  The effect of  options was anti-dilutive  for the years  ended December 31,
    1993, 1994 and 1995.

(2) At December 31, 1993, 1994  and 1995, the Company had 9,564,611,  10,400,725
    and 2,605,714 shares of preferred stock outstanding.